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                                                                    EXHIBIT 99.1

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NEWS RELEASE
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                      FOR INFORMATION CONTACT:

                      BILLING CONCEPTS CORP.
                      Michael T. Hynes, Vice President, Investor Relations and
                        Treasury
                      210.949.7030
                      michael.hynes@billingconcepts.com

                      David P. Tusa, Senior Vice President and Chief Financial
                        Officer
                      210.949.4010
                      david.tusa@billingconcepts.com
                      www.billingconcepts.com

MARCH 22, 2000

             BILLING CONCEPTS ACQUIRES LEADING PROVIDER OF DIRECTORY
                           ASSISTANCE AND TELESERVICES
                     CUSTOMER RELATIONSHIP MANAGEMENT (CRM)

"WE BELIEVE THE ADDITION OF OSC SHOULD ADD SIGNIFICANT VALUE TO AN ALREADY PROFITABLE TRANSACTION PROCESSING SERVICES OPERATION AND FURTHER POSITION THE DIVISION FOR FUTURE GROWTH," SAID PARRIS H. HOLMES, JR., CHAIRMAN AND CEO OF BILLING CONCEPTS

SAN ANTONIO, TX...Billing Concepts Corp. (NASDAQ: BILL) announced today the execution of a definitive purchase agreement to acquire privately-held OSC, a Lubbock, Texas-based leading provider of inbound, directory assistance and interactive voice response (IVR) and customer relationship management (CRM) services to the telecommunications (CLEC, long distance and cellular), car rental and consumer products industries. A nationally recognized provider, OSC has been included for three consecutive years in the Top 50 Teleservices Agencies awarded by C@LL CENTER SOLUTIONS magazine and has also received an ACCE (Award for Call Center Excellence) from TELEPROFESSIONAL MAGAZINE.

Billing Concepts will acquire OSC through the issuance of 3.846 million shares of common stock, of which 0.769 million shares wil be escrowed and released subect to achievement of $4.11 million of EBITDA (earnings before interest, taxes, depreciation, and amortization) for calendar year 2000 by the OSC operations. The closing of this transaction is subject to regulatory approvals and satisfaction of certain other conditions.

As a leading provider of CRM services, OSC offers customer management, customer care, interactive voice response, telesales, operator services, directory assistance, billing inquiry, and help desk. OSC offers a leading-edge Web-enabled (e-care) customer call center product which


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utilizes "push" and "pull" technology that allows clients' customers to communicate with a customer service representative immediately in a variety of ways, including telephone, e-mail, a Website callback request, an Internet call using Voice-Over-IP, fax or a chat session request. It is estimated that by 2002 up to 50% of all Customer Relationship Management will be via the Internet according to the January, 2000 issue of CALL CENTER CRM SOLUTIONS.

The company is also a major provider of Directory Assistance to the growing Competitive Local Exchange Carrier (CLEC) industry, interexchange carriers
(IXCs) and cellular companies. A research report by the Kelsey Group indicates that the Directory Assistance industry is expected to grow from $4.9 billion in revenue for 1998 to $7.5 billion in revenue in 2003, an increase of 53%.

OSC generated $13.3 million in revenue for the calendar year ended December 31, 1999. The Company believes the acquisition of OSC will have an accretive effect on the consolidated earnings per share of Billing Concepts Corp. for fiscal year 2000.

Parris H. Holmes, Jr., Chairman and CEO of Billing Concepts, stated, "This acquisition is another step in the evolution of our Transaction Processing Services ("TPS") business. We began by announcing the formation of the TPS division in February 2000. Additionally, we announced plans to expand our clearinghouse business beyond that of a traditional LEC biller and introduced ICP Select-TM- as an outsourced billing solution. We believe the addition of OSC should add significant value to an already profitable TPS operation and further position the division for future growth."

Michael R. Smith, Chairman and CEO of OSC, stated, "We are excited about the opportunity to be a part of the Transaction Processing Services division of Billing Concepts. Our plan to further capitalize on the significant growth in the CLEC and cellular industries is an excellent fit to the strategic direction of TPS."

Holmes added, "I am also pleased to announce the appointment of Michael R. Smith as President and Chief Operating Officer of the Transaction Processing Services division of Billing Concepts. Mike brings over 25 years of technical, industry and managerial experience. Additionally, Mike will be focused on the execution of actions necessary to take advantage of the many operating synergies between our LEC billing operations and OSC. We look forward to his contribution to a growing TPS operation."

Jacquelene K. Mitchell will assume the role of Senior Vice President - Regulatory of the Transaction Processing Services division of Billing Concepts Corp. Regarding the announcement, Ms. Mitchell stated, "This further expansion of the Company into the transaction processing services arena provides a wonderful opportunity to leverage the exisiting relationships that TPS and OSC enjoy."

ABOUT BILLING CONCEPTS
Billing Concepts Corp. provides solutions, products and services to businesses in multiple industries through a variety of delivery systems, including hosted transaction processing, supported software, Internet and e-commerce based solutions. The Transaction Processing Services segment provides third-party billing clearinghouse and information management services to the communications industry. With approximately 300 customers throughout North

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America, TPS, along with the LEC Billing division, offers outsourced billing solutions for communication service providers. Through its Aptis Software division, the Company develops, licenses and supports billing and customer care systems for Internet, data and network service providers, as well as integrated communications providers (ICPs) of virtually any size. Aptis has over 125 completed U.S. installations and enterprise-wide agreements with progressive, next generation network services providers such as WinStar Communications, Inc., CTC Communications and IBM Global Services. The Company's Internet division provides Internet-based instant loan approval products to the financial services industry. The Company is also developing a metamediary Website focused on the credit union industry and is the leading investor in Princeton eCom Corporation. Princeton eCom is a leading application service provider for electronic bill presentment and payment solutions. Billing Concepts Corp., headquartered in San Antonio, TX, maintains offices in Austin, TX, Albany, NY, Glendale, CA, and Corpus Christi, TX. For more information, visit www.billingconcepts.com.

ABOUT OSC
As a leading provider of CRM services, OSC offers customer mangement, customer care, interactive voice response, telesales, operator services, directory assistance, billing inquiry and help desk. The company has received significant national recognition by being included in the Top 50 Teleservices Agencies awarded by C@LL CENTER SOLUTIONS MAGAZINE two years in a row (#40 on the inbound list, #9 on the Interactive Voice Response list, 2000), and has been also been recognized with one of the industy's top quality awards - an ACCE (Award for Call Center Excellence) awarded by TELEPROFESSIONAL MAGAZINE. For more information on OSC and what they can do for your business, call (806) 747-2474 or on the web at www.OSCTeleservices.com.

CERTAIN STATEMENTS CONTAINED HEREIN ARE "FORWARD-LOOKING" STATEMENTS (AS SUCH TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995). BECAUSE SUCH STATEMENTS INCLUDE RISKS AND UNCERTAINTIES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN FILINGS MADE BY THE COMPANIES WITH THE SECURITIES AND EXCHANGE COMMISSION.

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